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                                                                    Exhibit 22.1

                    GLASTONBURY BANK & TRUST COMPANY ("GBT")
                        PROXY SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                    SHAREHOLDERS TO BE HELD DECEMBER 4, 1997


The undersigned hereby appoints __________________ and __________________, and each of them, with full power of substitution, the proxies of the undersigned to vote all the shares of Common Stock of Glastonbury Bank & Trust Company held of record by the undersigned on October 10, 1997 at the Special Meeting of Shareholders, to be held at GBT's main office, 2461 Main Street, Glastonbury, Connecticut, on December 4, 1997 at 4:30 p.m., or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AS DIRECTED BY A MAJORITY OF GBT'S BOARD OF DIRECTORS.

     THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE RELATED JOINT PROXY STATEMENT-PROSPECTUS.

                (PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ITEM 1:

1. To approve and adopt the Agreement and Plan of Reorganization, dated as of August 18, 1997 (the "Merger Agreement"), by and between GBT and SIS Bancorp, Inc. ("SIS") and the related Agreement and Plan of Merger, dated as of September 12, 1997 (the "Plan of Merger"), by and among GBT, SIS and SIS Interim Bank, an "interim" bank that has been organized as a wholly owned subsidiary of SIS, and each of the transactions contemplated thereby, including the merger of SIS Interim Bank with and into GBT, upon the terms and subject to the conditions set forth in the Merger Agreement and Plan of Merger, as more fully described in the accompanying Joint Proxy Statement-Prospectus.


   [ ]  FOR                [ ]  AGAINST                     [ ]  ABSTAIN


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


                                          --------------------------------------
                                          Signature


                                          -------------------------------------
                                          Signature if held jointly

                                          Dated: _______________ , 1997
                                          Please mark, sign, date and return
                                          the proxy card promptly using the
                                          enclosed envelope